Exhibit 4.2

TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A.,

as Issuer

AND

PENTAIR LTD.

as Guarantor

AND

PENTAIR, INC.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 24, 2012

$350,000,000 of 1.875% Notes due 2017

THIS FIRST SUPPLEMENTAL INDENTURE is dated as of September 24, 2012 among TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A., a Luxembourg public limited liability company (société anonyme) with registered office at 29, avenue de la Porte Neuve, L-2227 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 166305 (the “Company”), PENTAIR LTD., a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland and formerly known as Tyco Flow Control International Ltd. (“Parent”), PENTAIR, INC., a Minnesota corporation (“Pentair”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

RECITALS

A. Parent, the Company and the Trustee executed and delivered an Indenture, dated as of September 24, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness and the guarantee of such securities by Parent to the extent described therein and herein.

B. Pursuant to resolutions of a duly authorized Pricing Committee of the Board of Directors, the Company has authorized the issuance of $350,000,000 principal amount of 1.875% Notes due 2017 (the “Offered Securities”).

C. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. Parent, the Company and Pentair desire to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E. All things necessary to make this First Supplemental Indenture a legal, valid and binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, Parent, the Company, Pentair and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1.	Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a series of securities having the title “1.875% Notes due 2017”.

(2) The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities

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authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11, or 3.03 of the Base Indenture) is $350,000,000.

(3) The entire Outstanding principal of the Offered Securities shall be payable on September 15, 2017.

(4) The rate at which the Offered Securities shall bear interest shall be 1.875% per year. The date from which interest shall accrue on the Offered Securities shall be September 24, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Offered Securities shall be March 15 and September 15 of each year, beginning March 15, 2013. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(5) The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York. The Offered Securities shall be substantially in the form attached hereto as Exhibit A the terms of which are herein incorporated by reference. The Offered Securities shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) (A) The Offered Securities will be subject to redemption at the Company’s option on any date (a “Redemption Date”) prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The Offered Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 20 basis points, plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(B) As used herein:

“Adjusted Redemption Treasury Rate”, with respect to any Redemption Date, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such Redemption Date.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) have a maturity comparable to the remaining term of the Offered Securities to be redeemed.

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“Comparable Redemption Treasury Price”, with respect to any Redemption Date, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Company.

“Redemption Reference Treasury Dealer” means four primary U.S. government securities dealers in the United States selected by the Company.

“Redemption Reference Treasury Dealer Quotations”, with respect to each Redemption Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third Business Day preceding such Redemption Date.

(7) Except as provided herein, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities will not have the benefit of any sinking fund. For the avoidance of doubt, Parent, the Company and their respective Affiliates may purchase Offered Securities from the Holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any Offered Securities purchased by Parent, the Company or any of their respective Affiliates may, at the purchaser’s discretion, be held, resold or canceled, provided, however, that no Securities that constitute “restricted securities” (as defined in Rule 144 under the Securities Act of 1933) shall be resold for a period of one year after the date hereof.

(8) Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Offered Securities will be general unsecured and unsubordinated obligations of the Company and will be ranked equally among themselves.

(10) The Offered Securities are not convertible into shares of common stock or other securities of the Company or Parent.

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Section 1.2	Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company, Parent or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Change of Control” means the occurrence on or after the date of the Escrow Release Date of any of the following (excluding, in each case, the internal reorganization and other transactions connected to the Spin-Off and the Merger): (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any person other than Parent or a direct or indirect wholly-owned Subsidiary of Parent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors or (5) the approval by the holders of Parent’s Voting Stock of a plan for the liquidation or dissolution of Parent. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (5) above if: (i) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to Parent under Section 10.2 of the Base Indenture pursuant to a transaction that is permitted under Section 10.1 of the Base Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are

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the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of Parent’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless at least two of the three Rating Agencies are providing a rating for the Offered Securities at the commencement of any period referred to in the definition of “Rating Event”, a Rating Event will be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all intangible assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent and its Subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Continuing Director” means, as of any date after the completion of the Distribution and the Merger, any member of the Board of Directors of Parent who:

(1) was a member of such Board of Directors immediately after the completion of the Distribution and the Merger; or

(2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of

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such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of Parent in which such member was named as a nominee for election as a director, without objection to such nomination).

“Distribution” means the pro-rata distribution of all of the outstanding common stock of Parent to the shareholders of Tyco International Ltd. in the form of a special dividend out of Tyco International Ltd.’s qualifying surplus.

“Escrow Account” means the 2017 Notes Escrow Account established pursuant to the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of September 24, 2012, by and among the Company, Parent, Pentair, the Trustee and JPMorgan Chase Bank, NA, as Escrow Agent.

“Escrow Agent” means JPMorgan Chase Bank, NA, as escrow agent under the Escrow Agreement.

“Fitch” means Fitch Inc., and its successors.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Parent and its Subsidiaries as of the end of a fiscal quarter of Parent prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles in effect on the date of this First Supplemental Indenture and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company, Parent or any of their respective Subsidiaries or for which the Company, Parent or any of their respective Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

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“Issue Date” means the date on which the Offered Securities are originally issued.

“Merger” means the merger of Panthro Merger Sub with and into Pentair with Pentair surviving the merger and all transactions contemplated by the Merger Agreement, except the Distribution, and all other actions or matters necessary or appropriate to give effect to the Merger Agreement and the transactions contemplated thereby, except the Distribution.

“Merger Agreement” means the Merger Agreement, dated as of March 27, 2012, among Tyco, Parent, Panthro Acquisition, Panthro Merger Sub and Pentair, as amended from time to time.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of Parent or the Company or any Subsidiary of Parent or the Company and not to Parent or the Company or any Subsidiary of Parent or the Company personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Panthro Acquisition” refers to Panthro Acquisition Co., a Delaware corporation and currently a wholly-owned Subsidiary of Parent.

“Panthro Merger Sub” refers to Panthro Merger Sub, Inc., a Minnesota corporation and currently a wholly-owned Subsidiary of Panthro Acquisition.

“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of Parent or any of its Subsidiaries that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by Parent or any Subsidiary of Parent immediately after the completion of the Spin-Off and the Merger, (B) the initial construction of which has been completed after the date hereof, or (C) is acquired after the date hereof, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of Parent, are not collectively of material importance to the total business conducted by Parent and its Subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), immediately after completion of the Spin-Off and the Merger in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of Parent as of the applicable date.

“Purchase Agreement” means the Purchase Agreement, dated September 10, 2012, among the Company, Parent, Pentair and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the purchasers named in Schedule I thereto.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Offered Securities or fails to make a rating of the Offered

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Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Offered Securities is lowered by at least two of the three Rating Agencies and such Offered Securities are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such Offered Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of Parent’s first public notice of the occurrence of a Change of Control or Parent’s intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

“Restricted Subsidiary” means any Subsidiary of Parent that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by Parent or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by Parent or a Restricted Subsidiary to such Person other than Parent, the Company or any of their respective Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“Spin-Off” refers to the transfer to Parent of Tyco International Ltd.’s flow control business, the Distribution and all other transactions required under the Separation and Distribution Agreement, dated as of March 27, 2012, among Tyco International Ltd., Parent and The ADT Corporation, as amended from time to time (the “Separation and Distribution Agreement”).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Tyco Credit Facilities” means, collectively: (i) the Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012 among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent, as supplemented by the Subsidiary Guaranty, dated as of September 21, 2012, made by the Company and Parent in favor of Citibank, N.A., as Administrative Agent; and (ii) the Five-Year Senior Unsecured Credit Agreement, amended as of June 22, 2012 and originally dated April 25, 2007, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent, as supplemented by the Subsidiary Guaranty, dated as of September 21, 2012, made by the Company and Parent in favor of Citibank, N.A., as Administrative Agent.

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“Tyco Administrative Agent” means the person named as the “Administrative Agent” under the Tyco Credit Facilities.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.3.	Additional Covenants.

The following additional covenants shall apply with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to defeasance, as provided in the Base Indenture and Section 15 of this First Supplemental Indenture):

(1) Limitation on Liens.

Neither the Company nor Parent will, and neither will permit, any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or similar encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Offered Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Offered Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a) liens existing on the date the Offered Securities are first issued;

(b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company, Parent or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company, Parent or any Restricted Subsidiary;

(d) liens on any Principal Property existing at the time of acquisition thereof by the Company, Parent or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company, Parent or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company, Parent or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within

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180 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Company, Parent or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

(e) liens securing Indebtedness owing by any Restricted Subsidiary to the Company, Parent or a Subsidiary thereof or by the Company to Parent;

(f) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(g) pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company, Parent or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company, Parent or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company, Parent or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company, Parent or any Restricted Subsidiary with respect to which the Company, Parent or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company, Parent or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company, Parent or such Restricted Subsidiary is a party, provided that (x) in the case of liens arising out of judgments or awards, the enforcement of such liens is effectively stayed and (y) the aggregate amount secured by all such liens does not at any time exceed the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets;

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(i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company, Parent or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of Parent, do not materially impair the use of such assets in the operation of the business of the Company, Parent or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j) liens to secure the Company’s, Parent’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company, Parent and all Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under subsection (2) below, do not exceed an amount equal to 15% of Consolidated Net Tangible Assets; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under clauses (a) through (k)) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor and products and proceeds thereof) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

(2) Limitation on Sale and Lease-Back Transactions.

Neither the Company nor Parent will, and neither will permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with Parent, the Company and/or one or more Subsidiaries of Parent) unless:

(a) the Company, Parent or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Offered Securities pursuant to Section 1.3(1) above; or

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(b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by Parent’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of Securities, or of Funded Indebtedness of Parent or a consolidated Subsidiary ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by Parent within such 180-day period, excluding retirements of Securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

(3) Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs after the Escrow Release Date (as defined in Section 1.5(2)), unless the Company has exercised its option to redeem the Offered Securities, it shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Offered Securities to repurchase, at the Holder’s election, all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Offered Securities on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Offered Securities repurchased, plus accrued and unpaid interest, if any, on the Offered Securities repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to the Trustee and to the Holders of the Offered Securities describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Offered Securities on the date specified in the notice, which date shall, except as described in the immediately following sentence and other than as required by law, be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) In order to accept the Change of Control Offer, the Holder must deliver (or otherwise comply with alternative instructions in accordance with the procedures of the Depositary) to the paying agent, at least five Business Days prior to the Change of Control Payment Date, its Offered Security together with the form entitled “Election Form” (which form is contained in the form of note attached hereto as Exhibit A) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(i) the name of the Holder of such Offered Security;

First Supplemental Indenture

(ii) the principal amount of such Offered Security;

(iii) the principal amount of such Offered Security to be repurchased;

(iv) the certificate number or a description of the tenor and terms of such Offered Security;

(v) a statement that the Holder is accepting the Change of Control Offer; and

(vi) a guarantee that such Offered Security, together with the form entitled “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

(c) Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of an Offered Security, but in that event the principal amount of such Offered Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Offered Securities or portions of such Offered Securities properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Offered Securities or portions of Offered Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Offered Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Offered Securities or portions of Offered Securities being repurchased.

(e) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Offered Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Offered Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(f) Notwithstanding the foregoing, Parent and the Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those

First Supplemental Indenture

laws and regulations are applicable in connection with the repurchase of the Offered Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.3(3), neither the Company nor Parent shall be deemed to have breached its obligations under this Section 1.3(3) by virtue of its compliance with such laws or regulations.

Section 1.4	Additional Events of Default.

The following additional events shall be established and shall each constitute an “Event of Default” under Section 6.01(a) of the Base Indenture with respect to the Offered Securities so long as any of the Offered Securities remain Outstanding:

(10) an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Company, Parent or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Company, Parent or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Company, Parent or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Company and Parent by the Trustee, or to the Company, Parent and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series; provided however that:

(i) if such event of default under such indenture or instrument shall be remedied or cured by the Company or Parent or waived by the requisite holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and

(ii) subject to the provisions of Sections 7.01 and 7.02 of the Base Indenture, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company or Parent, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of Outstanding Offered Securities.

First Supplemental Indenture

(11) at any time prior to the Redemption Trigger Date (as defined in Section 1.6(1)), the Company or Parent defaults in the performance of, or breaches, any of its respective covenants or agreements in the Escrow Agreement, or the Escrow Agreement ceases to be in full force and effect (other than in accordance with its terms) or the Company or Parent asserts the invalidity thereof.

Section 1.5	Escrow.

(1) On the Issue Date, (i) the Company shall deposit (or cause to be deposited) into the Escrow Account the aggregate amount paid for the Offered Securities and the related guarantees, net of the initial purchasers’ discount and commissions, pursuant to Section 3 of the Purchase Agreement (the “2017 Notes Proceeds”) and (ii) Pentair will deposit into the Escrow Account an amount equal to: (x) the Special Mandatory Redemption Price (as defined in Section 1.6(3)) that would be payable pursuant to Section 1.6(3) if the Special Mandatory Redemption Date were February 8, 2013, less (y) the 2017 Notes Proceeds (the “Pentair Deposit”).

(2) Upon the satisfaction of all of the following conditions (collectively, the “Escrow Release Conditions”), and only upon the satisfaction of the Escrow Release Conditions, the Company, Parent and Pentair shall execute a Notice of Distribution and Merger, in the form set forth in Exhibit A to the Escrow Agreement, or such other notice as shall be mutually agreed with the Escrow Agent, to cause (x) the 2017 Notes Proceeds (together with any interest thereon or proceeds or investment income in respect thereof) to be released to the Company and (y) the Pentair Deposit (together with any interest thereon or proceeds or investment income in respect thereof) to be released to Pentair:

(a) the Distribution has been completed in all material respects in accordance with the Separation and Distribution Agreement;

(b) the Merger has been completed in all material respects in accordance with the Merger Agreement;

(c) the Tyco Administrative Agent shall have provided a written release of the Company’s and Parent’s guarantees of the Tyco Credit Facilities; and

(d) no Event of Default has occurred and is continuing.

Satisfaction of certain of the Escrow Release Conditions may occur simultaneous with or immediately after the release of funds from the Escrow Account, but the funds will be released upon the certification by the Issuer, the Guarantor and Pentair to the Escrow Agent that such Escrow Release Conditions will be satisfied simultaneous with or immediately after the release of funds. The date on which the Escrow Release Conditions are satisfied or deemed satisfied is referred to as the “Escrow Release Date”.

Section 1.6	Special Mandatory Redemption.

(1) If (i) the Escrow Release Date does not occur on or before February 1, 2013 or (ii) if either the Merger or the Spin-Off is terminated or abandoned pursuant to the terms of the Merger Agreement or the Separation and Distribution Agreement, as applicable (the earlier of such dates, the “Redemption Trigger Date”), then:

(a) the Company will be required to effect the redemption of the Offered Securities in the manner set forth in this Section 1.6 (the “Special Mandatory Redemption”);

First Supplemental Indenture

(b) if either the Merger or the Spin-Off is terminated or abandoned as set forth in clause (ii) above, the Company, Parent and Pentair shall execute a Notice of Termination, in the form set forth in Exhibit B to the Escrow Agreement, or such other notice as shall be mutually agreed with the Escrow Agent;

(c) the Company, Parent and Pentair shall cause all funds in the Escrow Account to be disbursed to the Trustee for the purpose of effecting the Special Mandatory Redemption and paying the Special Mandatory Redemption Price; and

(d) the Company, Parent and Pentair shall make all commercially reasonable efforts to cause any funds disbursed from the Escrow Account to the Trustee in excess of the Special Mandatory Redemption Price to be released to Pentair on or promptly after the Special Mandatory Redemption Date.

(2) On the Business Day after the Redemption Trigger Date, the Company will deliver to the Trustee a redemption notice setting forth the Special Mandatory Redemption Date (as defined below) and the Special Mandatory Redemption Price (as defined below). The Trustee will promptly forward such notice to the Holders of the Offered Securities.

(3) On the fifth Business Day (the “Special Mandatory Redemption Date”) after the Redemption Trigger Date, the Company shall redeem the Offered Securities at a redemption price (the “Special Mandatory Redemption Price”) in cash equal to the sum of (i) 101% of the aggregate principal amount of the Offered Securities to be redeemed, plus (ii) accrued and unpaid interest, if any, thereon to, but excluding, the Special Mandatory Redemption Date. The funds disbursed from the Escrow Account to the Trustee in the manner set forth in Section 1.6(1)(c) shall be used by the Trustee to fund the Special Mandatory Redemption Price.

(4) Interest on the Offered Securities shall cease to accrue on and after the Special Mandatory Redemption Date, unless the Company shall default in the payment of the Special Mandatory Redemption Price.

Section 1.7	Additional Changes to the Base Indenture.

(1) For purposes of applying, and determining compliance with, the covenants and other obligations of the Company and Parent set forth in the Base Indenture and this First Supplemental Indenture, including the covenants set forth in Article IV and Article X of the Base Indenture and Section 1.3 of this First Supplemental Indenture, the Spin-Off and the Merger shall be deemed to have occurred immediately prior to the Issue Date.

(2) Section 9.01 of the Base Indenture is hereby deleted with respect to the Offered Securities and replaced with the following:

Section 9.01 Supplemental Indentures Without the Consent of Securityholders.

First Supplemental Indenture

In addition to any supplemental indenture otherwise authorized by this Indenture, Parent, the Company and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto which shall conform to the provisions of the Trust Indenture Act as then in effect or amend the Escrow Agreement in accordance with its provisions, without the consent of the holders of any series of Securities, for one or more of the following purposes:

(a) to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series or the Escrow Agreement, including making any such changes as are required for this Indenture to comply with the Trust Indenture Act;

(b) to add an additional obligor on the Securities, to add a guarantor of any outstanding series of Securities or to evidence the succession of another Person to Parent or the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of Parent or the Company, as the case may be, pursuant to Article X;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to add to the covenants of the Company for the benefit of the holders of any outstanding series of Securities (and if such covenants are to be for the benefit of less than all outstanding series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon Parent or the Company or conferred by the Escrow Agreement upon Parent or the Company;

(e) to add any additional Events of Default for the benefit of the holders of any outstanding series of Securities (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);

(f) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g) to secure the Securities of any series or any related Guarantee;

First Supplemental Indenture

(h) to make any other change that does not adversely affect the rights of any Securityholder of Outstanding Securities of the affected series of Securities in any material respect;

(i) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to provide which, if any, of the covenants of the Company shall apply to such series, to provide which of the Events of Default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of Securities, to provide for the terms and conditions upon which the Guarantee by Parent or another guarantor of such series of Securities may be released or terminated, or to define the rights of the holders of such series of Securities;

(j) to issue additional Securities of any series; provided that such additional Securities have the same terms as, and be deemed part of the same series as, the applicable series of Securities issued hereunder to the extent required by Section 2.01(b);

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or by a successor Escrow Agent under the Escrow Agreement and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee;

(l) to supplement any of the provisions herein to permit or facilitate the defeasance and discharge of the Securities of any series in a manner consistent with the provisions described in Section 11.03; provided, however, that any such action shall not adversely affect the interest of the holders of Securities of such series or any other series in any material respect; or

(m) to conform the text of this Indenture, any supplemental indenture or any Security to the description thereof in any prospectus, prospectus supplement or offering circular or memorandum or supplement thereto with respect to the offer and sale of Securities of any series, to the extent that such description is inconsistent with a provision in this Indenture, any supplemental indenture or Security, as provided in an Officer’s Certificate.

Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with Parent and the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee

First Supplemental Indenture

shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by Parent, the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

(3) Section 11.03(c)(iii) of the Base Indenture is hereby deleted with respect to the Offered Securities and replaced with the following:

(iii) no Event of Default under clauses (1), (2), (5), (6), (7), (8) or (11) of Section 6.01(a) shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

ARTICLE II

MISCELLANEOUS

Section 2.1.	Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2.	Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3.	Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to (i) the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities, (ii) the proper authorization hereof by Parent and the Company by action or otherwise, (iii) the due execution hereof by Parent and the Company or (iv) the consequences of any amendment herein provided for. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

First Supplemental Indenture

Section 2.4.	Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles that would require the application of any other law. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 2.5.	Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Offered Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of such Offered Securities, but this First Supplemental Indenture and such Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.6.	Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.7	No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

Section 2.8	Amendments and Supplemental Indentures.

This First Supplemental Indenture and the Offered Securities are subject to the provisions regarding supplemental indentures and amendments set forth in Article IX of the Base Indenture, as amended by this First Supplemental Indenture.

Section 2.9	Legal, Valid and Binding Obligation.

Parent and the Company hereby represent and warrant that, assuming the due authorization, execution and delivery of this First Supplemental Indenture by the Trustee, this First Supplemental Indenture is the legal, valid and binding obligation of Parent and the Company enforceable against Parent and the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

First Supplemental Indenture

[Signature Page Follows]

First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A., as Issuer

By:	/s/ Andrea Goodrich
Name: Andrea Goodrich
Title: Managing Director

By:	/s/ Peter Schieser
Name: Peter Schieser
Title: Managing Director

PENTAIR LTD., as Parent

By:	/s/ Mark Armstrong
Name: Mark Armstrong
Title: Director

By:	/s/ Andrea Goodrich
Name: Andrea Goodrich
Title: Director

PENTAIR, INC.

By:	/s/ Michael G. Meyer
Name: Michael G. Meyer
Title: Vice President of Treasury and Tax

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

EXHIBIT A

FORM OF 1.875% NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

1.875% NOTES DUE 2017

No. [ ]	$[ ]
CUSIP No. [ ]

TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A.

29 Avenue de la Porte Neuve

L-2227 Luxembourg

R.C.S. B 166305

promises to pay to [    ] or registered assigns, the principal sum of [        ] Dollars on September 15, 2017.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                    ]

TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A.

Name:
Title:

[If second signature is applicable]

Name: Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

GUARANTEE

For value received, PENTAIR LTD. hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest and any Additional Amounts, if any, on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders, and (ii) to the Trustee all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security and Article XV of the Base Indenture. This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

PENTAIR LTD.

By:
Name:
Title:

By:
Name:
Title:

TYCO FLOW CONTROL INTERNATIONAL FINANCE S.A.

29 Avenue de la Porte Neuve

L-2227 Luxembourg

R.C.S. B 166305

1.875% Notes due 2017

This security is one of a duly authorized series of debt securities of Tyco Flow Control International Finance S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of September 24, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company, Pentair Ltd. (“Parent”) and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 24, 2012 (the “First Supplemental Indenture”), by and among the Company, Parent, Pentair, Inc., a Minnesota corporation, and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, Parent and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of 1.875%. The Company will pay interest semi-annually on March 15 and September 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be March 15, 2013. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any

Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. Parent, the Company or any of their Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “1.875% Notes due 2017”, initially limited to $350,000,000 in aggregate principal amount.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Tyco Flow Control International Finance S.A., 29 Avenue de la Porte Neuve, L-2227 Grandy-Duchy of Luxembourg, Attention: The Managing Directors.

5. Optional Redemption. The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”). The Securities will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 20 basis points, plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of any such redemption price and accrued interest with respect to any such Security or portion thereof.

Except as otherwise expressly provided herein or in the First Supplemental Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

6. Special Mandatory Redemption. The Securities are subject to redemption on the fifth Business Day (the “Special Mandatory Redemption Date”) after the Redemption Trigger Date at a redemption price (the “Special Mandatory Redemption Price”) in cash equal to the sum of (i) 101% of the aggregate principal amount of the Securities to be redeemed, plus (ii) accrued and unpaid interest, if any, thereon to, but excluding, the Special Mandatory Redemption Date. Interest on the Securities shall cease to accrue on and after the Special Mandatory Redemption Date, unless the Company shall default in the payment of the Special Mandatory Redemption Price.

7. Change of Control Triggering Event. If a Change of Control Triggering Event occurs after the Escrow Release Date, unless the Company has exercised its option to redeem this Security, it shall be required to make an offer to the holder of this Security to repurchase, at such holder’s election, all or a part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount of this Security shall be at least the minimum authorized denomination thereof), of this Security, in cash equal to 101% of the aggregate principal amount of this Security repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice shall be mailed to each Holder describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase this Security on the date specified in the notice, which date shall, except as described in the immediately following sentence and other than as required by law, be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the date of repurchase.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

9. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

10. Repayment to Parent or the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by Parent or the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to Parent or the Company, as applicable, or (if then held by Parent or the Company) shall be discharged from such trust. After return to the Company or Parent, Holders entitled to the money or securities must look to the Company or Parent, as applicable, for payment as unsecured general creditors.

11. Amendments, Supplements and Waivers. The Base Indenture contains provisions permitting the Company, Parent and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the securities of each series at the time Outstanding affected by such supplemental indenture or indentures to enter into supplemental indentures for the purpose of adding, changing or eliminating any provisions of the Base Indenture or any supplemental indenture or of modifying in any manner not covered elsewhere in the Base Indenture the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby, shall: (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof, or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest of any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case or redemption, on or after the redemption date); (vi) modify any subordination provisions applicable to this Security or the guarantee of this Security in a manner adverse in any material respect to the holder hereof; or (vii) reduce the percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures. The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past default under the Base Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of such series as and when the same shall become due by the terms of such securities.

Any such consent or waiver by the registered Securityholder shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

12. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and Parent (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

13. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of Parent or the Company or of any predecessor or successor Person, either directly or through Parent or the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, organizers, shareholders, partners, members, officers, directors, managers or agents as such, of Parent or the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, organizer, shareholder, partner, member, officer, director, manager or agent as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

17. Guarantee. All payments by the Company under the Indenture and this Security are fully and unconditionally guaranteed to the Holder of this Security by Parent, as provided in the related Guarantee and the Indenture.

18. Additional Amounts. The Company and Parent are obligated to pay Additional Amounts on this Security to the extent provided in Article XIV of the Indenture.

19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Governing Law. The Base Indenture, the First Supplemental Indenture and this Security (and the Guarantee hereon) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Security (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Security, to the undersigned,

, at
(please print or typewrite name, address and telephone number of the undersigned).

For this election to accept the Change of Control Offer to be effective, the undersigned must (A) deliver, to the address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, either (i) the Security with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Security, (b) the principal amount of the Security, (c) the principal amount of the Security to be repurchased, (d) the certificate number or description of the tenor and terms of the Security, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Security to be repurchased, together with this “Election Form” duly completed, will be received by the paying agent at least five Business Days prior to the Change of Control Payment Date or (B) otherwise comply with alternative instructions in accordance with the procedures of the depositary. The address of the paying agent is [        ]; Attention: [            ].

If less than the entire principal amount of the within Security is to be repurchased, specify the portion thereof (which principal amount must be $1,000 or an integral multiple of $1,000 in excess thereof; provided that any remaining principal amount shall be at least the minimum authorized denomination thereof) which the Holder elects to have repurchased: $        .

Holder:

By:
Name:
Title:

A-12